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                                                               Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


To National Bancorp Inc.:

      We consent to the inclusion in this registration statement, as amended, of BanPonce Corporation on Form S-4 of our report dated February 11, 1997, on our audits of the consolidated financial statements of National Bancorp Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



                                          /s/ Crowe, Chizek and Company LLP
                                          ---------------------------------
Oak Brook, Illinois                           CROWE, CHIZEK AND COMPANY LLP
May 8, 1997